SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2009

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Saddle River Executive Centre
1 Route 17 South,
Saddle River, NJ 07458
(Address of principal executive offices and zip Code)

(201) 258-8450
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events

On April 22, 2009, PDI, Inc. (the “Company”) issued a press release announcing the termination of its promotion agreement that was entered into on April 10, 2008 (the “Agreement”) with Novartis Pharmaceuticals Corporation (“Novartis”), pursuant to which the Company had the co-exclusive right to promote on behalf of Novartis the pharmaceutical product Elidel® (pimecrolimus) Cream 1% (the “Product”) to physicians in the United States.  The effective date of termination of the Agreement was April 22, 2009.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the termination of the Agreement, the Company simultaneously entered into an amendment to a currently existing fee for service sales force agreement (the “Sales Force Agreement”) with Novartis relating to another Novartis branded product, whereby the Company agreed to provide Novartis with a credit worth approximately $5 million to be applied to the services provided by the Company under the Sales Force Agreement through the scheduled expiration of that agreement on December 31, 2009 (or earlier termination thereof).  Under the original terms of the Sales Force Agreement, Novartis is able to terminate the Sales Force Agreement for any reason upon 45 days’ prior written notice to the Company.  Upon the expiration or earlier termination of the Sales Force Agreement, if there is a shortfall between value of the services actually provided to Novartis by the Company from April 1, 2009 through the effective date of termination or expiration and the $5 million credit, then the Company will be obligated to pay Novartis an amount equal to this shortfall.  Under the amendment to the Sales Force Agreement, the Company also agreed to provide Novartis with an additional credit worth approximately $250,000 to be applied against any services that the Company may perform for Novartis during 2010.

In the fourth quarter of 2008 the Company recorded a contract loss accrual of approximately $10.3 million, representing the anticipated future loss expected to be incurred to fulfill its obligations under the Agreement through February 1, 2010, which was the early termination date in the contract.  While the Company is currently evaluating the net impact on earnings of the termination of this contract on April 22, 2009 and the credits to be provided to Novartis for other services, it currently anticipates a net positive impact to earnings.

Item 9.01                                Financial Statements and Exhibits.

(c)              Exhibits

99.1	Press Release dated April 22, 2009

            * * * * * * *

             SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         PDI, INC.

             By: /s/ Jeffrey Smith
                                          ------------------------------------
                 Jeffrey Smith
                                Chief Financial Officer

Date: April 22, 2009

EXHIBIT INDEX

Exhibit No.                                                      Description
___________                                              ____________

99.1                                                 Press Release dated April 22, 2009

EXHIBIT 99.1